Exhibit 99.1

FAT BRANDS INC. ANNOUNCES COMPLETION OF $40 MILLION

WHOLE BUSINESS SECURITIZATION TRANSACTION

Transaction Significantly Lowers Cost of Capital

LOS ANGELES (March 9, 2020) – FAT (Fresh. Authentic. Tasty.) Brands Inc. (NASDAQ: FAT) (“FAT Brands” or the “Company”) today announced that it has completed an offering of $40 million of Series 2020-1 Fixed Rate Asset-Backed Notes (the “Notes”). The offering has been structured as a whole business securitization transaction through the creation of FAT Brands Royalty I, LLC (“FAT Royalty” or the “Issuer”). The Notes were priced with a weighted average fixed interest rate of 7.75% per annum.

The Notes, rated by DBRS Morningstar, were issued in two tranches including senior tranche, A-2, and senior subordinated tranche, B-2, as detailed below.

Andy Wiederhorn, President and CEO of FAT Brands, commented, “We are happy to announce the completion of our whole business securitization transaction, which demonstrates the confidence that the institutional investor community has in our platform. This transaction will significantly lower FAT Brands’ marginal cost of capital to 7.75% and our weighted average cost of capital to 8.49%; our net interest expense will meaningfully decrease by nearly $2 million per year. In addition, this structure includes an accordion feature, which will support FAT Brands’ acquisition growth strategy. We could not be more excited about this next phase of our growth.”

The Company intends to use the proceeds from the Notes to repay existing indebtedness under its term debt; pay the transaction costs and fund the reserve accounts associated with the securitized financing facility; and for potential acquisitions, working capital and general corporate purposes, and the repayment of other indebtedness.

Cadence Group, Inc., a leading fintech securitization platform, was the structuring consultant of this transaction. Legal advisors to this transaction were Loeb & Loeb LLP and Foley & Lardner LLP for FAT Brands, and Manatt, Phelps & Phillips, LLP for Cadence Group, Inc.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the Notes or any other security. The Notes have not been, and will not be, registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act of 1933.

About FAT (Fresh. Authentic. Tasty.) Brands

FAT Brands (NASDAQ: FAT) is a leading global franchising company that strategically acquires, markets and develops fast casual and casual dining restaurant concepts around the world. The Company currently owns eight restaurant brands: Fatburger, Buffalo’s Cafe, Buffalo’s Express, Hurricane Grill & Wings, Elevation Burger, Yalla Mediterranean and Ponderosa and Bonanza Steakhouses, and franchises over 380 units worldwide.

For more information, please visit www.fatbrands.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the future financial and operating results of the Company and our future acquisitions. Forward-looking statements generally use words such as “expect,” “foresee,” “anticipate,” “believe,” “project,” “should,” “estimate,” “will,” “plans,” “forecast,” and similar expressions, and reflect our expectations concerning the future. It is possible that our future performance may differ materially from current expectations expressed in these forward-looking statements. We refer you to the documents we file from time to time with the Securities and Exchange Commission, such as our reports on Form 10-K, Form 10-Q and Form 8-K, for a discussion of these and other risks and uncertainties that could cause our actual results to differ materially from our current expectations and from the forward-looking statements contained in this press release. We undertake no obligation to update any forward-looking statement to reflect events or circumstances occurring after the date of this press release.

Investor Relations:

ICR

Alexis Tessier

IR-FATBrands@icrinc.com

203-682-8286

Media Relations:

JConnelly

Erin Mandzik

emandzik@jconnelly.com

862-246-9911

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